EX-99.906CERT

CERTIFICATION

Vita Nelson, President, and David Fish, Treasurer of The MP 63 Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2004 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

The MP 63 Fund, Inc.

The MP 63 Fund, Inc.

/s/ Vita Nelson

/s/ David Fish

Vita Nelson

David Fish

Date November 10, 2004

Date: November 10, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The MP 63 Fund, Inc. and will be retained by The MP 63 Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.